Exhibit 99.1

Risks Factors

Risks Relating to Transatlantic Holdings, Inc. and its consolidated subsidiaries (“TRH”)

Uncertainty related to losses from Hurricanes Katrina, Rita and Wilma may further negatively impact our financial results.

      Our results for the third quarter of 2005 reflected the aggregate estimated pre-tax impact of significant catastrophe loss events amounting to $395 million, or $256 million on an after-tax basis. These estimated pre-tax costs included approximately $300 million related to Hurricane Katrina and approximately $50 million related to Hurricane Rita. These estimated costs of catastrophe events include marine and energy losses.

      In addition, our results for the fourth quarter of 2005 will include our best estimate, at the time we report earnings, of costs related to Hurricane Wilma. Our present estimate of such pre-tax costs total $100 million, or $65 million on an after-tax basis for the full year of 2005. TRH's losses from Hurricane Wilma emanate principally from Florida and Mexico.

      Accordingly, losses from Hurricanes Katrina and Rita materially negatively impacted our third quarter 2005 financial results and our stockholders' equity and Hurricane Wilma will have a material negative impact on our fourth quarter 2005 financial results and our stockholders' equity.

      In addition, such costs, which are net of reinsurance, also reflect the net cost of reinstatement premiums based on these loss estimates. Moreover, our preliminary estimates were based on a significant amount of judgment and consider, among other factors, industry loss projections, output from catastrophe modeling software, market share analysis, and a review of certain large in-force contracts, and are subject to change to reflect future information. Our estimates are also subject to a high level of uncertainty arising out of extremely complex and unique causation and coverage issues associated with the unprecedented nature of these events, including the attribution of losses to wind or flood damage or other perils such as fire, business interruption, riot and civil commotion. In addition, these estimates may vary due to extremely limited claims data received to date, potential legal and regulatory developments related to potential losses, as well as inflation in repair costs due to the limited availability of labor and materials, with respect to Hurricanes Katrina and Rita, due in part to the size and proximity in time and distance of the two hurricanes. We expect that these issues may be subject to litigation by state attorneys general and private parties and will not be resolved for a considerable period of time and may be influenced by evolving legal and regulatory developments. Accordingly, actual losses may vary materially from our estimates and may further negatively impact our financial results.

The occurrence of severe catastrophic events could have a material adverse effect on our financial condition, results of operations and operating cash flows.

      Because we underwrite property and casualty reinsurance and have large aggregate exposures to natural and man-made disasters, we expect that our loss experience generally will include infrequent events of great severity. The frequency and severity of catastrophe losses are inherently unpredictable. Consequently, the occurrence of losses from a severe catastrophe or series of catastrophes could have a material adverse effect on our results of operations, financial condition and operating cash flows. Increases in the values and geographic concentrations of insured property and the effects of inflation have historically resulted in increased severity of industry losses in recent years, and, we expect that those factors will increase the severity of catastrophe losses in the future.

If we are required to increase our liabilities for losses and loss adjustment expense (“LAE”), our financial condition, results of operations and cash flows may be adversely affected.

      Significant periods of time may elapse between the occurrence of an insured loss, the reporting of the loss to the ceding company and the reinsurer, and the ceding company's payment of that loss and subsequent payments to the ceding company by the reinsurer. We are required by applicable insurance laws and regulations and accounting principles generally accepted in the United States of America (“U.S. GAAP”) to establish liabilities on our consolidated balance sheet for payment of losses and LAE that will arise in the future from our reinsurance products for losses that have occurred as of the balance sheet date. At any time, these liabilities may prove to be inadequate to cover our actual losses and LAE. To the extent these liabilities may be insufficient to cover actual losses or LAE, we will have to add to these liabilities and incur a charge to our earnings, which could have a material adverse effect on our financial condition, results of operations and cash flows.

      The methods of determining estimates for reported and unreported losses and establishing resulting reserves and related reinsurance recoverable are continually reviewed and updated, and adjustments resulting therefrom are reflected in income currently. The process relies upon the basic assumption that past experience, adjusted for the effect of current developments and likely trends, is an appropriate basis for predicting future events. However, estimation of loss reserves is a difficult process, especially in view of changes in the legal and tort environment which impact the development of loss reserves, and therefore quantitative techniques frequently have to be supplemented by subjective considerations and managerial judgment. In addition, trends that have affected development of liabilities in the past may not necessarily occur or affect liability development to the same degree in the future.

      While the reserving process is difficult and subjective for the ceding companies, the inherent uncertainties of estimating such reserves are even greater for the reinsurer, due primarily to the longer term nature of most reinsurance business, the diversity of development patterns among different types of reinsurance treaties or facultative contracts, the necessary reliance on the ceding companies for information regarding reported claims and differing reserving practices among ceding companies, which are subject to change without notice. We write a significant amount of non-proportional assumed casualty reinsurance as well as proportional assumed reinsurance of excess casualty business for classes such as medical malpractice and directors' and officers' liability (“D&O”), which can exhibit greater volatility over time than most other classes due to their low frequency, high severity nature, and loss cost trends that are more difficult to predict.

      Included in our reserves are amounts related to environmental impairment and asbestos-related illnesses. The majority of our environmental and asbestos-related liabilities arise from contracts entered into after 1985 and underwritten specifically as environmental or asbestos-related coverages rather than as standard general liability coverages where the environmental or asbestos-related liabilities were neither clearly defined nor specifically excluded. Significant uncertainty exists as to the ultimate settlement of these liabilities since, among other things, there are inconsistent court resolutions and judicial interpretations with respect to underlying policy intent and coverage and uncertainties as to the allocation of responsibility for resultant damages. Additionally, loss and loss adjustment expense reserves, net of related reinsurance recoverables, include amounts resulting from the September 11, 2001 terrorist attack which are principally related to property (including business interruption), other liability, workers' compensation and aviation coverages. These amounts are subject to significant uncertainty due to a variety of issues such as coverage disputes, the assignment of liability and a potentially long latency period for claims due to respiratory disorders and stress.

      During the loss settlement period, which can be many years in duration, additional facts regarding individual claims and trends usually become known. As these become apparent, it usually becomes necessary to refine and adjust the reserves upward or downward and even then the ultimate net liability may be materially different from the revised estimates which are reflected in our consolidated financial statements, and such differences may have a material effect on net income.

      Under U.S. GAAP, neither Transatlantic Holdings, Inc. (“THI”) nor its subsidiaries are permitted to establish liabilities until an event occurs that may give rise to a loss. Once such an event occurs, liabilities are established based upon estimates of the total losses incurred by the ceding companies and an estimate of the portion of such loss THI's subsidiaries have reinsured. As a result, only liabilities applicable to losses incurred up to the reporting date may be established, with no allowance for the provision of a contingency reserve to account for unexpected future losses. Losses arising from future events will be estimated and recognized at the time the loss is incurred. Such future losses could be material.

If our risk management methods and pricing models are not effective, our financial condition and results of operations could be materially adversely affected.

      Our property and casualty reinsurance contracts cover unpredictable events such as hurricanes, windstorms, hailstorms, earthquakes, volcanic eruptions, fires, industrial explosions, freezes, riots, floods and other natural or man-made disasters. We are also exposed to multiple insured losses arising out of a single occurrence that have potential to accumulate to material amounts and affect multiple risks/programs and classes of business. We use modeling techniques to manage certain of such risks to acceptable limits, although current techniques used to estimate the exposure may not accurately predict the probability of such an event nor the extent of resulting losses. In addition, we may purchase retrocession protection designed to limit the amount of losses that we may incur. Retrocession arrangements do not relieve us from our obligations to the insurers and reinsurers from whom we assume business, and the failure of retrocessionnaires to honor their obligations could result in losses to us. Moreover, from time to time, market conditions may limit and in some cases prevent reinsurers from obtaining the types and amounts of reinsurance that they consider adequate for their risk management. If we are unable to obtain retrocessional coverage in the amounts we desire or on acceptable terms, our capacity and appetite for risk could change, and our financial condition and results of operations may be materially adversely affected.

      Various provisions of our contracts, such as limitations to or exclusions from coverage or choice of forum, may not be enforceable in the manner we intend, due to, among other things, disputes relating to coverage and choice of legal forum. Underwriting is a matter of judgment, involving important assumptions about matters that are inherently difficult to predict and beyond our control, and for which historical experience and probability analysis may not provide sufficient guidance. One or more catastrophic or other events could result in claims that substantially exceed our expectations, which could have a material adverse effect on our financial condition and our results of operations.

Increased competition could adversely affect our profitability.

      The property and casualty reinsurance industry is highly competitive in virtually all lines. We face competition from new market entrants and from existing market participants that devote increasing amounts of capital to the types of business written by us. Over the past few years, generally increased market capacity, domestic and international merger and acquisition activity, and Lloyd's of London, which has strengthened its capital base, have added to competitive pressures. As a result of Hurricane Katrina, the insurance industry's largest natural catastrophe loss, and two subsequent substantial hurricanes, existing insurers and reinsurers have been raising new capital and significant investments are being made in new insurance and reinsurance companies in Bermuda. The ultimate impact on the market of these events is uncertain.

      Competition in the types of reinsurance in which we are engaged is based on many factors, including the perceived overall financial strength of the reinsurer, the ratings of A.M. Best Company (“A.M. Best”), Standard & Poor's Rating Service, a Division of the McGraw-Hill Companies, Inc. (“S&P”) and Moody's Investors Service (“Moody's”), the states or other jurisdictions where the reinsurer is licensed, accredited, authorized or can serve as a reinsurer, premiums charged, other terms and conditions of the reinsurance offered, services offered, speed of claims payment and reputation and experience in the lines of business underwritten.

      We compete in the United States and international reinsurance markets with numerous major international reinsurance companies and numerous domestic reinsurance companies, some of which have greater financial and other resources than we have. Our competitors include independent reinsurance companies, subsidiaries or affiliates of established worldwide insurance companies, reinsurance departments of certain primary insurance companies and domestic and European underwriting syndicates. Many of these competitors have been operating for substantially longer than we have and have established long-term and continuing business relationships throughout the industry, which can be a significant competitive advantage.

      Traditional as well as new capital market participants from time to time produce alternative products (such as reinsurance securitizations, catastrophe bonds and various derivatives such as swaps) that may compete with certain types of reinsurance, such as property catastrophe. Over time, these numerous initiatives could significantly affect supply, pricing and competition in our industry.

The property and casualty reinsurance business is historically cyclical, and we expect to experience periods with excess underwriting capacity and unfavorable pricing.

      Historically, property and casualty reinsurers have experienced significant fluctuations in operating results. Demand for reinsurance is influenced significantly by underwriting results of primary insurers and prevailing general economic and market conditions, all of which affect ceding companies' decisions as to the amount or portion of risk that they retain for their own accounts and consequently reinsurance premium rates. The supply of reinsurance is related to prevailing prices, the levels of insured losses and levels of industry surplus that, in turn, may fluctuate in response to changes in rates of return on investments being earned in the reinsurance industry. As a result, the property and casualty reinsurance business historically has been a cyclical industry, characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable pricing.

      The cyclical trends in the industry and the industry's profitability can also be affected significantly by volatile and unpredictable developments, including what management believes to be a trend of courts to grant increasingly larger awards for certain damages, changes in the political, social or economic environment, natural disasters (such as catastrophic hurricanes, windstorms, tornadoes, earthquakes and floods), fluctuations in interest rates, changes in the investment environment that affect market prices of and returns on investments and inflationary pressures that may tend to affect the size of losses experienced by primary insurers. We cannot predict whether market conditions will improve, remain constant or deteriorate. A return to unfavorable market conditions may affect our ability to write reinsurance at rates that we consider appropriate relative to the risk assumed. If we cannot write property and casualty reinsurance at appropriate rates, our ability to transact reinsurance business would be significantly and adversely affected.

A downgrade in the ratings assigned to our operating subsidiaries could adversely affect our ability to write new business and may adversely impact our existing agreements.

      A.M. Best, S&P and Moody's are generally considered to be significant rating agencies with respect to the evaluation of insurance and reinsurance companies. Ratings are used by ceding companies and reinsurance intermediaries as an important means of assessing the financial strength and quality of reinsurers. These ratings are subject to periodic review at the discretion of each respective rating agency and may be revised downward or revoked at its sole discretion. Rating agencies also may increase their scrutiny of rated companies, revise their rating standards or take other action. In addition, a ceding company's own rating may be adversely affected by a downgrade in the rating of its reinsurer. Therefore, a downgrade of our rating may dissuade a ceding company from reinsuring with us and may influence a ceding company to reinsure with a competitor of ours that has a higher financial strength rating.

      A.M. Best maintains a financial strength rating of “A+” (Superior) and issuer credit ratings of “aa–” on our major operating subsidiaries, Transatlantic Reinsurance Company (“TRC”), Putnam Reinsurance Company (“Putnam”) and Trans Re Zurich (“TRZ”). These financial strength ratings represent the second highest rating level and these issuer credit ratings represent the sixth highest rating level.

      On May 4, 2005, A.M. Best placed these ratings under review with negative implications. A.M. Best indicated that it would complete an independent review of these ratings over the near term and reevaluate the level of rating enhancement that TRH's subsidiaries should continue to receive through their relationship with AIG. As part of this review, A.M. Best will consider the stand-alone risk-adjusted capital position of TRH, which, in A.M. Best's view, has declined due to an increase in operating leverage. A.M. Best stressed that its position reflects these concerns as well as the negative rating pressure on AIG.

      S&P maintains counterparty credit and insurer financial strength ratings on each of TRC, Putnam and TRZ of “AA–” (“Very Strong”). The “outlook” for these ratings is stable. This rating is the fourth highest rating level.

      Moody's maintains an insurance financial strength rating of “Aa3” (“Excellent”) on TRC. The “outlook” for the rating is stable. This rating is the fourth highest rating level.

      It is increasingly common for our reinsurance contracts to contain terms that would allow the ceding companies to cancel the contract or require collateral to be posted for all or a portion of our obligations under the contract if we are downgraded below a certain rating level. When a contract is cancelled on a cut-off basis, for example, the liability of the reinsurer under policies which became effective under the treaty prior to the cancellation date of such treaty ceases with respect to losses resulting from events taking place on and after said cancellation date. Accordingly, unearned premiums on that business as of the cut off date are returned to the ceding company, net of a proportionate share of the original ceding commission. Whether a client would exercise this cancellation right would depend on, among other factors, the reason for such downgrade, the extent of the downgrade, the prevailing market conditions and the pricing and availability of replacement reinsurance coverage. Therefore, we cannot predict in advance the extent to which this cancellation right would be exercised, if at all, or what effect such cancellations would have on our financial condition or future operations, but such effect potentially could be material.

      We may secure our obligations under our various reinsurance contracts using trusts and letters of credit. We may enter into agreements with ceding companies that require us to provide collateral for our obligations under certain reinsurance contracts with these ceding companies under various circumstances, including where our obligations to these ceding companies exceed negotiated thresholds. These thresholds may vary depending on our ratings and a downgrade of our ratings or a failure to achieve a certain rating may increase the amount of collateral we are required to provide. We may provide the collateral by delivering letters of credit to the ceding company, depositing assets into trust for the benefit of the ceding company or permitting the ceding company to withhold funds that would otherwise be delivered to us under the reinsurance contract. The amount of collateral we are required to provide typically represents all or a portion of the obligations we may owe the ceding company, often including estimates made by the ceding company of claims that were incurred but not reported (“IBNR”). Since we may be required to provide collateral based on the ceding company's estimate, we may be obligated to provide collateral that exceeds our estimates of the ultimate liability to the ceding company.

      These debt and financial strength ratings are current opinions of the rating agencies. As such, they may be changed, suspended or withdrawn at any time by the rating agencies as a result of changes in, or unavailability of, information or based on other circumstances, including our relationship with AIG. Ratings may also be withdrawn at the request of our management. Ratings are not a recommendation to buy, sell or hold securities and each rating should be evaluated independently of any other rating.

The current investigations into certain non-traditional, or loss mitigation, insurance products could have a material adverse effect on our financial condition or results of operations.

      Various regulators including the New York Attorney General have commenced investigations relating to certain insurance and reinsurance business practices, non-traditional insurance products and assumed reinsurance transactions. In connection with these investigations, AIG has asked TRH, as a subsidiary of AIG, to review its documents and practices and TRH has been cooperating with AIG in such request and will continue to cooperate in producing documents and other information in response to all requests. We are unable to predict the direction these investigations will take and the impact, if any, they may have on our business.

      In April 2005, TRH received subpoenas from the Insurance Departments of Florida and Georgia seeking information relating to finite insurance and reinsurance transactions. In addition, TRH has received a subpoena from the Insurance Department of New York seeking information relating to TRC's relationship and transactions with Sunrise Professional Indemnity, Ltd., a foreign reinsurer providing reinsurance to TRC, and Gallagher Healthcare Insurance Services, Inc., a provider of insurance and risk management services to healthcare providers and a wholly owned subsidiary of Arthur J. Gallagher & Co., Inc.

      In July 2005, TRH received subpoenas from the Insurance Department of the State of Oklahoma. The subpoenas seek information related to so-called bid rigging or the use of “fictitious quotes” or “inflated quotes” through intermediaries in the placing of insurance for “Insureds” or “Public Entities” domiciled in Oklahoma. The subpoenas also seek information related to the amount of compensation received or paid by TRH to or from any intermediary and charged to the “insured” or “Public Entity” domiciled in Oklahoma.

      TRH has responded to these subpoenas and continues to cooperate with these regulatory requests. While TRH does not believe that any of these inquiries will have a material impact on TRH's business or financial results, it is not possible to predict with any certainty at this time what impact, if any, these inquiries may have on TRH's business or financial results.

Our businesses are heavily regulated, and changes in regulation may reduce our profitability and limit our growth.

      Our reinsurance subsidiaries are subject to extensive regulation and supervision in the jurisdictions in which they conduct business. This regulation is generally designed to protect the interests of policyholders, as opposed to insurers and their stockholders and other investors, and relates to authorization for lines of business, capital and surplus requirements, investment limitations, underwriting limitations, transactions with affiliates, dividend limitations, changes in control, premium rates and a variety of other financial and nonfinancial components of an insurance company's business.

      Virtually all states require insurers and reinsurers licensed to do business in that state to bear a portion of the loss suffered by some insureds as the result of impaired or insolvent insurance companies. The effect of these arrangements could reduce our profitability in any given period or limit our ability to grow our business.

      In recent years, the state insurance regulatory framework has come under increased federal scrutiny, and some state legislatures have considered or enacted laws that may alter or increase state authority to regulate insurance and reinsurance companies and insurance holding companies. Further, the National Association of Insurance Commissioners (“NAIC”) and state insurance regulators are re-examining existing laws and regulations, specifically focusing on modifications to holding company regulations, interpretations of existing laws and the development of new laws. Any proposed or future legislation or NAIC initiatives may be more restrictive than current regulatory requirements or may result in higher costs.

Our offices that operate in jurisdictions outside the United States are subject to certain limitations and risks that are unique to foreign operations.

      In addition to licensing requirements, TRH's international operations are also regulated in various jurisdictions with respect to currency, amount and type of security deposits, amount and type of reserves and amount and type of local investment, and are subject to local economic, political and social conditions. International operations and assets held abroad may be adversely affected by political and other developments in foreign countries, including possibilities of tax changes, nationalization and changes in regulatory policy, as well as by consequences of hostilities and unrest. The risks of such occurrences and their overall effect upon TRH vary from country to country and cannot easily be predicted. In addition, TRH's results of operations and net unrealized currency translation gain or loss (a component of accumulated other comprehensive income) are subject to volatility as the value of the foreign currencies fluctuate relative to the U.S. dollar. Regulations governing constitution of technical reserves and remittance balances in some countries may hinder remittance of profits and repatriation of assets.

We may be adversely affected by the impact of market volatility and interest rate and currency exchange rate fluctuation on our invested assets.

      Our principal invested assets are fixed maturity investments, which are subject to the market risk of potential losses from adverse changes in interest rates and may also be adversely affected by currency exchange rate fluctuations. Depending on our classification of our investments as available-for-sale, trading or other, changes in the market value of our securities are reflected in either our consolidated balance sheet or statement of income. Our investment portfolio is also subject to credit risk resulting from adverse changes in the issuers' ability to repay the debt. These risks could materially adversely affect our results of operations and/or the amount of our stockholders' equity.

      A principal exposure to foreign currency risk is our obligation to settle claims in foreign currencies. The possibility exists that we may incur foreign currency exchange gains or losses as we ultimately settle claims required to be paid in foreign currencies. To the extent we do not seek to hedge our foreign currency risk or hedges prove ineffective, the resulting impact of a movement in foreign currency exchange rate could materially adversely affect our results of operations.